Exhibit 3.1

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles	/s/ Carol Prest
BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: May 31, 2019 09:44 AM Pacific Time

Incorporation Number:    C1210914

Recognition Date and Time: Continued into British Columbia on May 31, 2019 09:44 AM Pacific Time

NOTICE OF ARTICLES

Name of Company: DIAMEDICA THERAPEUTICS INC.

REGISTERED OFFICE INFORMATION

Mailing Address: C/O PUSHOR MITCHELL LLP 301 - 1665 ELLIS STREET KELOWNA BC V1Y 2B3 CANADA	Delivery Address: C/O PUSHOR MITCHELL LLP 301 - 1665 ELLIS STREET KELOWNA BC V1Y 2B3 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: C/O PUSHOR MITCHELL LLP 301 - 1665 ELLIS STREET KELOWNA BC V1Y 2B3 CANADA	Delivery Address: C/O PUSHOR MITCHELL LLP 301 - 1665 ELLIS STREET KELOWNA BC V1Y 2B3 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name: Pilnik, Richard

Mailing Address: 7975 N. ILLINOIS STREET INDIANAPOLIS IN 46260 UNITED STATES	Delivery Address: 7975 N. ILLINOIS STREET INDIANAPOLIS IN 46260 UNITED STATES

Last Name, First Name, Middle Name: Giuffre, Michael

Mailing Address: 4203 – 14A STREET SW CALGARY AB T2T 3Y3 CANADA	Delivery Address: 4203 – 14A STREET SW CALGARY AB T2T 3Y3 CANADA

Last Name, First Name, Middle Name: Paul, Rick

Mailing Address: 260 – TWO CARLSON PARKWAY MINNEAPOLIS MN 55447 UNITED STATES	Delivery Address: 260 – TWO CARLSON PARKWAY MINNEAPOLIS MN 55447 UNITED STATES

Last Name, First Name, Middle Name: Parsons, James

Mailing Address: 1215 IRONWOOD COURT MISSISSAUGA ON L5C 3R9 CANADA	Delivery Address: 1215 IRONWOOD COURT MISSISSAUGA ON L5C 3R9 CANADA

Last Name, First Name, Middle Name: Xiao, Zhenyu

Mailing Address: ROOM 501, UNIT 4, 36 LANE ZHENGZHONG RD SHANGHAI CHINA	Delivery Address: ROOM 501, UNIT 4, 36 LANE ZHENGZHONG RD SHANGHAI CHINA

AUTHORIZED SHARE STRUCTURE
1. No Maximum	Voting Common Shares	Without Par Value With Special Rights or Restrictions attached

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